Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Calk
FTI Consulting
212-850-5611
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Forever 21 press@forever21.com
ALLIANCE DATA'S CARD SERVICES BUSINESS SIGNS NEW LONG-TERM AGREEMENT
TO PROVIDE BRANDED CREDIT CARD PROGRAMS FOR
FAST-GROWING RETAILER FOREVER 21

•	Alliance Data to provide private label and co-brand credit card marketing services for high-growth "fast fashion" retailer across in-store, digital and mobile channels
•	Loyalty program will drive brand engagement and incremental sales as a result of customized value proposition

DALLAS – May 19, 2016 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business (www.knowmoresellmore.com), a premier provider of branded private label, co-brand and business credit programs, has signed a new long-term agreement to provide private label and co-brand credit card services for Los Angeles-based Forever 21 (www.forever21.com). One of the world's fastest-growing retailers, Forever 21 operates more than 760 stores worldwide, offering the latest fashion trends for apparel and accessories to women, men and kids at a great value.

"At Forever 21, we focus on making trendsetting apparel accessible to fashion lovers of all ages, sizes and styles, and now we're excited to offer them more perks and rewards through our new partnership with Alliance Data," said Alex Ok, president of Forever 21. "As we continue the rapid pace of our growth, we're confident this new credit and loyalty program will be a key driver of incremental and top-line sales, as well as further strengthening the relationship with our customers."

Alliance Data will leverage insights derived from its deep analytics capabilities and proven expertise in driving loyalty through customer engagement to develop a tailored credit program for Forever 21. Through the rewards generated by the private label and co-brand credit cards, as well as customer-friendly exchanges and exclusive offers, Forever 21's loyal fashion-conscious shoppers will enjoy the benefits of a value proposition designed exclusively for the way they shop.

From a quick and easy application journey, a hallmark of Alliance Data's acquisition capabilities, to expanding customer-relevant channels to include mobile and digital, Forever 21 will connect with its young, stylish customer demographic wherever and whenever they are ready to engage with the brand. Leveraging its digital and traditional marketing tools, Alliance Data will also help Forever 21 deepen its relationships with cardmembers by delivering relevant messages through their preferred device and channel in moments that matter to them.

"Forever 21 is experiencing tremendous growth thanks to a successful formula of offering on-trend merchandise at a great value. We are excited to partner with this high-energy, distinct fashion brand which is solidly positioned as the 'fast fashion' category leader," said Melisa Miller, president of Alliance Data's card services business. "We will draw on our retail heritage and leverage our extensive experience in the retail apparel category to engage Forever 21 shoppers in new ways. Working collaboratively, we will drive greater brand loyalty and increase sales through a credit program that extends the reach of the brand and offers the features and benefits that appeal to its fashion-forward customers."

About Forever 21
Forever 21, Inc., headquartered in Los Angeles, California, is a fashion retailer of women's, men's and kids clothing and accessories and is known for offering the hottest, most current fashion trends at a great value to consumers. This model operates by keeping the store exciting with new merchandise brought in daily. Founded in 1984, Forever 21 operates more than 760 stores in 49 countries with retailers in the United States, Australia, Brazil, Canada, China, France, Germany, Hong Kong, India, Israel, Japan, Korea, Latin America, Mexico, Philippines and United Kingdom. For more information please visit: newsroom.forever21.com

About Alliance Data's card services business
Alliance Data's card services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and business products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's card services business is a proud part of the Alliance Data enterprise. To learn more, visit www.knowmoresellmore.com or follow us on Twitter @Know_SellMore.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.
Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and holds a majority interest in Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.
Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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